UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2001

                               REGENT GROUP, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
          -------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

                                     0-3338
          -------------------------------------------------------------
                            (Commission File Number)

                                   22-1558317
          -------------------------------------------------------------
                        (IRS Employer Identification No.)

                          1 Anderson Hill Rd. Suite 103
                                Mendham, NJ 07924
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (908) 630-8700


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Item 1. Changes in Control of Registrant

Change in control of Regent.


      On July 27, 2001, pursuant to an agreement and plan of reorganization (the "Agreement") among Regent Group, Inc.("Regent", "our", "we", or "us"), our newly-formed wholly-owned subsidiary (the "Subsidiary"), Millennium Biotechnologies, Inc. ("Millennium") and the Millennium stockholders, the Subsidiary merged into Millennium Biotechnologies, Inc. (the "Merger"). As a result of the Merger:


      o     Millennium is our wholly-owned subsidiary;
      o     Millennium paid $145,000 of our debts;
      o the Millennium stockholders received .025 shares of our newly created series D Preferred Stock ("D Preferred Stock") in exchange for each share of their Millennium common stock;
      o each share of D Preferred Stock is convertible into 641.215 shares of our common stock and entitles the holder of D Preferred Stock to
            641.215 votes; and
      o a total of 237,049.7 shares of D Preferred Stock were issued to the Millennium stockholders, which entitles the Millennium stockholders to 96.2% of the voting rights of our capital stock.

Resignation of our current officers and directors.

            In accordance with the Agreement, on July 27, 2001:

                  o     all of our officers and one of our directors resigned;
                        and
                  o our remaining directors, Robert M. Long and Anthony C. Vickerson, agreed to continue as our directors for a period of not less than ten days following the mailing of an information statement pursuant to rule 14f-1 under the Securities Exchange Act of 1934, as amended, to our stockholders and the filing of the information statement with the Securities and Exchange Commission.

Our new officers and directors.

            In accordance with the Agreement, on July 27, 2001 our Board of
            Directors:

            o approved Jerry Swon as our President, Chief Executive Officer and Director; and
            o approved Bruce Deichl as our Chief Operating Officer, Secretary and a Director.

      On August 9, 2001, our Board of Directors approved the appointment of Michael Martin and Greg Palmacci as new Directors effective ten days following the mailing of the Rule 14f-1 information statement to our stockholders and the filing of the information statement with the Securities and Exchange Commission.

      Additional information with respect to the terms of the Merger is set forth in the Agreement which is incorporated herein by reference and attached hereto as Exhibit 2.


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

Item 2. Acquisition or Disposition of Assets.

      See Item 1 above.

Item 5. Other Events and Regulation FD Disclosure

      Millennium Biotechnologies, Inc. is a new research-based bio-nutraceutical company specializing in the field of nutritional science. Although Millennium has not made any sales to date, it anticipates that it will launch its first product, Resurgex(TM), during the fourth quarter of 2001.

      Millennium believes that Resurgex(TM), a nutritional supplement, will serve as important nutritional support for immuno-compromised individuals undergoing medical treatment for chronic debilitating diseases that cause tissue wasting (weight loss), oxidative stress (free-radical damage) and mitochondrial failure (fatigue/low energy). Resurgex(TM) is a powder supplement drink that will be available in easy-to-use, convenient single-serving 8 oz. bottles - just add water, juice or milk, shake and drink.*

      Millennium has obtained the exclusive North American rights for the medical markets to a patented, orally available form of superoxide dismutase ("SOD/gliadin"). SOD/gliadin is a crucial component of Resurgex(TM). Pursuant to a license agreement entered into with Isocell SA, the French holder of the patent, Millennium will have the exclusive North American right for the medical markets to purchase, promote and distribute SOD/gliadin, which is an effective cellular defense enzyme not previously effective in oral form. Additionally, unlike the injectable form of SOD that is derived from animals (bovine), SOD/gliadin is a complete vegetarian formulation.

      On August 9, 2001, our Board of Directors determined that it would be in our best interest to effect a reverse split of our issued and outstanding shares of Common Stock. The Board believes that this is necessary to decrease the amount of shares of Common Stock that will be issued and outstanding after conversion of the D Preferred Stock. The Board has not determined the exact ratio of the reverse split but anticipates that it will be in the range of one-for-eight to one-for-12. Stockholder approval of the reverse split is required under Delaware law. Shareholders owning a majority of our voting stock have indicated that they will approve such a reverse split. Accordingly, we plan on filing an information statement on Schedule 14C to effect the reverse split and the following additional actions:

      o increasing the authorized shares of Common Stock from 20,000,000 shares, $0.06-2/3 par value to 75,000,000 shares, $0.001 par value; and

      o     change our name to "Millennium Biotechnologies, Inc."

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*     These statements have not been evaluated by the Food and Drug
      Administration. These statements are not intended to diagnose, treat, cure or prevent any disease.


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

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired. The requisite financial statements will be filed by amendment not later than 75 days after July 27, 2001, the date of the event.

(b) Pro Forma Financial Information. The requisite pro forma financial information will be filed by amendment not later than 75 days after July 27, 2001, the date of the event.

(c) Exhibits.

2 Agreement and plan of reorganization among Regent Group, Inc., our wholly-owned subsidiary, Millennium Biotechnologies, Inc. and the Millennium stockholders, dated as of July 26, 2001.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           REGENT GROUP, INC.
                                           (Registrant)

Date: August 9, 2001                       /s/ Jerry Swon
                                           -------------------------------------
                                           Jerry Swon,
                                           President and Chief Executive Officer


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